                                                                    EXHIBIT 10.J



                           EL PASO ENERGY CORPORATION


                            1995 OMNIBUS COMPENSATION
                                      PLAN






               AMENDED AND RESTATED EFFECTIVE AS OF AUGUST 1, 1998



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                                TABLE OF CONTENTS


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
SECTION 1     PURPOSES..................................................................................1

SECTION 2     DEFINITIONS...............................................................................1
     2.1      Adjusted Value............................................................................1
     2.2      Beneficiary...............................................................................1
     2.3      Board of Directors........................................................................1
     2.4      Cause.....................................................................................1
     2.5      Change in Control.........................................................................2
     2.6      Code......................................................................................3
     2.7      Common Stock..............................................................................3
     2.8      Exchange Act..............................................................................3
     2.9      Fair Market Value.........................................................................3
     2.10     Good Reason...............................................................................4
     2.11     Incentive Stock Option....................................................................5
     2.12     Management Committee......................................................................5
     2.13     Maximum Annual Employee Grant.............................................................5
     2.14     Nonqualified Option.......................................................................5
     2.15     Option Price..............................................................................5
     2.16     Participant...............................................................................5
     2.17     Performance Cycle.........................................................................5
     2.18     Performance Goals.........................................................................5
     2.19     Performance Peer Group....................................................................6
     2.20     Performance Period........................................................................6
     2.21     Performance Ranking Position..............................................................6
     2.22     Performance Unit or Units.................................................................6
     2.23     Permanent Disability or Permanently Disabled..............................................6
     2.24     Plan Administrator........................................................................7
     2.25     Restricted Stock..........................................................................7
     2.26     Rule 16b-3................................................................................7
     2.27     Section 16 Insider........................................................................7
     2.28     Section 162(m)............................................................................7
     2.29     Subsidiary................................................................................7
     2.30     Total Shareholder Return..................................................................7
     2.31     Valuation Date............................................................................8

SECTION 3         ADMINISTRATION........................................................................8

SECTION 4         ELIGIBILITY...........................................................................9

SECTION 5         SHARES AND UNITS AVAILABLE FOR THE PLAN...............................................9


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El Paso Energy Corporation                i                   Table of Contents
1995 Omnibus Compensation Plan




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
SECTION 6     STOCK OPTIONS........................................................................10

SECTION 7     STOCK APPRECIATION RIGHTS............................................................16

SECTION 8     LIMITED STOCK APPRECIATION RIGHTS....................................................18

SECTION 9     PERFORMANCE UNITS....................................................................19
     9.1      Grants of Units......................................................................19
     9.2      Notice to Participants...............................................................19
     9.3      Vesting..............................................................................19
     9.4      Valuation of Performance Units.......................................................20
     9.5      Entitlement to Payment...............................................................21
     9.6      Deferred Payment.....................................................................23
     9.7      Acceleration of Payment Due to Change in Control.....................................23
     9.8      Unfunded Obligation..................................................................24
     9.9      Designation of Beneficiary...........................................................24

SECTION 10    RESTRICTED STOCK.....................................................................24

SECTION 11    REGULATORY APPROVALS AND LISTING.....................................................26

SECTION 12    EFFECTIVE DATE AND TERM OF PLAN......................................................27

SECTION 13    GENERAL PROVISIONS...................................................................28

SECTION 14    COMPLIANCE WITH RULE 16b-3 AND SECTION 162(m)........................................29

SECTION 15    AMENDMENT, TERMINATION OR DISCONTINUANCE
              OF THE PLAN..........................................................................30




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El Paso Energy Corporation                ii                  Table of Contents
1995 Omnibus Compensation Plan



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                           EL PASO ENERGY CORPORATION
                         1995 OMNIBUS COMPENSATION PLAN
               AMENDED AND RESTATED EFFECTIVE AS OF AUGUST 1, 1998

                               SECTION 1 PURPOSES

         The purposes of the El Paso Energy Corporation 1995 Omnibus Compensation Plan (the "Plan") are to promote the interests of El Paso Energy Corporation (the "Company") and its stockholders by strengthening its ability to attract and retain officers and key management employees ("key management employees" means those employees who hold the position of department director) in the employ of the Company and its Subsidiaries (as defined below) by furnishing suitable recognition of their ability and industry which contributed materially to the success of the Company and to align the interests and efforts of the Company's officers and key management employees to the long-term interests of the Company's stockholders. The Plan provides for the grant of stock options, limited stock appreciation rights, stock appreciation rights, restricted stock and performance units in accordance with the terms and conditions set forth below.


                              SECTION 2 DEFINITIONS

         Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

2.1   ADJUSTED VALUE

         The dollar amount value of Performance Units determined as of a Valuation Date.

2.2   BENEFICIARY

         The person or persons designated by the Participant pursuant to Section 6.4(f) or Section 9.9 of this Plan to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death.

2.3   BOARD OF DIRECTORS

         The Board of Directors of the Company.

2.4   CAUSE

         The Company may terminate the Participant's employment for Cause. A termination for Cause is a termination evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board of Directors that the Participant (i) willfully and continually failed to substantially perform the Participant's duties with the Company (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which

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El Paso Energy Corporation                                               Page 1
1995 Omnibus Compensation Plan

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failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (A) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) above and specifying the particulars thereof in detail and (B) the Participant shall have been provided an opportunity to be heard by the Board of Directors (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part shall be considered "willful" unless the Participant has acted, or failed to act, with an absence of good faith and without a reasonable belief that the Participant's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in the Plan to the contrary, no failure to perform by the Participant after notice of termination is given by the Participant shall constitute Cause.

2.5   CHANGE IN CONTROL

         As used in the Plan, a Change in Control shall be deemed to occur (i) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, (ii) upon the first purchase of the Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company), (iii) upon the approval by the Company's stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, or (iv) if, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition at least eighty percent (80%) of the combined voting power of all outstanding classes of securities of the company resulting from such merger or consolidation, or to which the Company sells or disposes of its assets, in substantially the same proportion as their ownership in the Company immediately before such merger, consolidation, sale or disposition.

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El Paso Energy Corporation                                               Page 2
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2.6   CODE

         The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the U.S. Treasury adopted pursuant to the Code.

2.7   COMMON STOCK

         The Common Stock of the Company, $3 par value per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5.

2.8   EXCHANGE ACT

         The Securities Exchange Act of 1934, as amended.

2.9   FAIR MARKET VALUE

         As applied to a specific date, Fair Market Value shall be deemed to be the mean between the highest and lowest quoted selling prices at which Common Stock is sold on such date as reported in the NYSE-Composite Transactions by The Wall Street Journal on such date, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. Notwithstanding the foregoing, upon the exercise,

                  (a) during the thirty (30) day period following a Change in Control, of a limited stock appreciation right or stock appreciation right granted in connection with a Nonqualified Option more than six
         (6) months prior to a Change in Control, or

                  (b) during the seven (7) month period following a Change in Control, of a limited stock appreciation right or of a stock appreciation right granted in connection with a Nonqualified Option less than six (6) months prior to a Change in Control,

         On or after a Change in Control, Fair Market Value on the date of exercise shall be deemed to be the greater of (i) the highest price per share of Common Stock as reported in the NYSE-Composite Transactions by The Wall Street Journal during the sixty (60) day period ending on the day preceding the date of exercise of the stock appreciation right or limited stock appreciation right, as the case may be, and (ii) if the Change in Control is one described in clause (ii) or (iii) of Section 2.5, the highest price per share paid for Common Stock in connection with such Change in Control.

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El Paso Energy Corporation                                               Page 3
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2.10   GOOD REASON

         Good Reason shall mean the occurrence of any of the following events or conditions:

                  (a) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which, in the Participant's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which, in the Participant's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, for Permanent Disability or as a result of his or her death, or by the Participant other than for Good Reason;

                  (b) a reduction in the Participant's annual base salary;

                  (c) the Company's requiring the Participant (without the consent of the Participant) to be based at any place outside a thirty-five (35) mile radius of his or her place of employment prior to a Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                  (d) the failure by the Company to (i) continue in effect any material compensation or benefit plan in which the Participant was participating at the time of the Change in Control, including, but not limited to, the Plan, the El Paso Energy Corporation Pension Plan, the El Paso Energy Corporation Supplemental Benefits Plan, the El Paso Energy Corporation 1995 Incentive Compensation Plan, the El Paso Energy Corporation Deferred Compensation Plan and the El Paso Energy Corporation Retirement Savings Plan, with any amendments and restatements of such plans made prior to such Change in Control; or
         (ii) provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

                  (e) any material breach by the Company of any provision of the Plan; or

                  (f) any purported termination of the Participant's employment for Cause by the Company which does not otherwise comply with the terms of the Plan.

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El Paso Energy Corporation                                               Page 4
1995 Omnibus Compensation Plan


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2.11   INCENTIVE STOCK OPTION

         An option intended to meet the requirements of an Incentive Stock Option as defined in Section 422 of the Code, as in effect at the time of grant of such option, or any statutory provision that may hereafter replace such Section.

2.12   MANAGEMENT COMMITTEE

         A committee consisting of the Chief Executive Officer and such other senior officers as the Chief Executive Officer shall designate.

2.13   MAXIMUM ANNUAL EMPLOYEE GRANT

         The Maximum Annual Employee Grant set forth in Section 5.4.

2.14   NONQUALIFIED OPTION

         An option which is not intended to meet the requirements of an Incentive Stock Option as defined in Section 422 of the Code.

2.15   OPTION PRICE

         The price per share of Common Stock at which each option is exercisable.

2.16   PARTICIPANT

         An eligible employee to whom an option, limited stock appreciation right, stock appreciation right, Restricted Stock or Performance Unit is granted under the Plan as set forth in Section 4.

2.17   PERFORMANCE CYCLE

                  That period commencing with January 1 of each year in which the grant of a Performance Unit is made and ending on December 31 of the third succeeding year, or such other time period as the Plan Administrator may determine. The Plan Administrator, it its discretion, may initiate an overlapping Performance Cycle that begins before an existing Performance Cycle has ended.

2.18   PERFORMANCE GOALS

         The Plan Administrator shall establish one or more performance goals ("Performance Goals") for each Performance Period in writing. Such Performance Goals shall be set no later than the commencement of the applicable Performance Period, or such later date as may be permitted with respect to "performance-based" compensation under Section 162(m) of the Code.

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El Paso Energy Corporation                                               Page 5
1995 Omnibus Compensation Plan


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         Each Performance Goal selected for a particular Performance Period shall be a relative or absolute measure of any one or more of the following:
Total Shareholder Return, operating income, pre-tax profit, earnings per share, cash flow, return on capital, return on equity, return on net assets, net income, debt reduction, safety, return on investment or revenues. The foregoing terms shall have the same meaning as used in the Company's financial statements, or if the terms are not used in the Company's financial statements, they shall have the meaning generally applied pursuant to general accepted accounting principles, or as used in the industry, as applicable.

2.19   PERFORMANCE PEER GROUP

         Those publicly held companies selected by the Plan Administrator prior to the commencement of a Performance Period, or such later date provided by the Code, to form a comparative performance group in applying Section 9.4.

2.20   PERFORMANCE PERIOD

         That period of time during which Performance Goals are measured to determine the vesting or granting of options, limited stock appreciation rights, stock appreciation rights, Restricted Stock or Performance Units, as the Plan Administrator may determine.

2.21   PERFORMANCE RANKING POSITION

         The relative placement of the Company's Total Shareholder Return measured against the Total Shareholder Return of the other companies in the Performance Peer Group for which purposes rank shall be determined by quartile, with a ranking in the first (1st) quartile (e.g., the Company's Total Shareholder Return is equal to or greater than the Total Shareholder Return of at least seventy-five percent (75%) of the Performance Peer Group) corresponding to the highest quartile of Total Shareholder Return.

2.22   PERFORMANCE UNIT OR UNITS

         Units of long-term incentive compensation granted to a Participant with respect to a particular Performance Cycle.

2.23   PERMANENT DISABILITY OR PERMANENTLY DISABLED

         A Participant shall be deemed to have become Permanently Disabled for purposes of the Plan if the Chief Executive Officer of the Company shall find upon the basis of medical evidence satisfactory to the Chief Executive Officer that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by the Company or any of its Subsidiaries, and that such disability will be permanent and continuous during the remainder of the Participant's life; provided, that with respect to Section 16 Insiders such determination shall be made by the Plan Administrator.

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El Paso Energy Corporation                                               Page 6
1995 Omnibus Compensation Plan


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2.24 PLAN ADMINISTRATOR

         The Board of Directors or the committee appointed and/or authorized pursuant to Section 3 to administer the Plan.

2.25   RESTRICTED STOCK

         Common Stock granted under the Plan that is subject to the requirements of Section 10 and such other restrictions as the Plan Administrator deems appropriate. References to Restricted Stock in this Plan shall include Performance Restricted Stock (as defined in Section 5.2) unless the context otherwise requires.

2.26   RULE 16b-3

         Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

2.27   SECTION 16 INSIDER

         Any person who is selected by the Plan Administrator to receive options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and/or Performance Units pursuant to the Plan and who is subject to the requirements of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder.

2.28   SECTION 162(m)

         Section 162(m) of the Code, and regulations promulgated thereunder.

2.29   SUBSIDIARY

         An entity that is designated by the Plan Administrator as a subsidiary for purposes of the Plan and that is a corporation (or other form of business association that is treated as a corporation for tax purposes) of which shares (or other ownership interests) having more than fifty percent (50%) of the voting power are owned or controlled, directly or indirectly, by the Company so as to qualify as a "subsidiary corporation" (within the meaning of Section 424(f) of the Code).

2.30   TOTAL SHAREHOLDER RETURN

         The sum of (i) the appreciation or depreciation in the price of a share of a company's common stock, and (ii) the dividends and other distributions paid during the applicable Performance Cycle, expressed as a percentage basis of the Fair Market Value of such share on the first day of the applicable Performance Cycle, as calculated in a manner determined by the Plan Administrator.

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El Paso Energy Corporation                                               Page 7
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2.31   VALUATION DATE

         The date for determining the Adjusted Value of vested Units that will be paid or credited to the Participant or Beneficiary in accordance with Section
9.5 or 9.6. The Valuation Date shall occur on the last day of the applicable Performance Cycle, or such other time as provided in this Plan, or as the Plan Administrator may select. The Valuation Date for each Performance Cycle shall be set forth in the grant of Performance Units and shall be established no later than the date on which the Performance Goals for a particular Performance Cycle are selected, except as otherwise specifically provided herein.


                            SECTION 3 ADMINISTRATION

         3.1 The Plan shall be administered by the Board of Directors or, in the event the Board of Directors shall appoint and/or authorize a committee to administer the Plan, by such committee.

         No member of the Board of Directors or the committee shall vote with respect directly to the granting of options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and/or Performance Units hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Units to directors, then any option, limited stock appreciation right, stock appreciation right, Restricted Stock or Performance Unit granted under the Plan to a director for his or her services as such shall be approved by the full Board of Directors.

         The members of any committee serving as Plan Administrator shall be appointed by the Board of Directors for such term as the Board of Directors may determine. The Board of Directors may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be filled by the Board of Directors.

         With respect to grants made under the Plan to Section 16 Insiders, the Plan Administrator shall be constituted at all times so as to meet the disinterested administration requirements of Rule 16b-3 and the outside director requirements of Section 162(m) so long as any of the Company's equity Securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

         3.2 Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have sole authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to select persons eligible to participate in the Plan, to grant options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Units thereunder, to administer the Plan, to make recommendations to the Board of Directors, and to take all such steps and

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1995 Omnibus Compensation Plan


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make all such determinations in connection with the Plan and the options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Units granted thereunder as it may deem necessary or advisable, which determination shall be final and binding upon all Participants, so long as such interpretation and construction with respect to Incentive Stock Options corresponds to any applicable requirements of Section 422 of the Code. The Plan Administrator shall cause the Company at its expense to take any action related to the Plan which may be necessary to comply with the provisions of any federal or state law or any regulations issued thereunder.

         3.3 Each member of any committee acting as Plan Administrator, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of any committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.


                              SECTION 4 ELIGIBILITY

         To be eligible for selection by the Plan Administrator to participate in the Plan, an individual must be an officer or key management employee of the Company, or of any Subsidiary, as of the date on which the Plan Administrator grants to such individual an option, limited Stock appreciation right, stock appreciation right, Restricted Stock or Performance Unit or a person who, in the judgment of the Plan Administrator, holds a position of responsibility and is able to contribute substantially to the Company's continued success. Members of the Board of Directors of the Company who are full-time salaried officers shall be eligible to participate. Members of the Board of Directors who are not employees are not eligible to participate in this Plan.


                SECTION 5 SHARES AND UNITS AVAILABLE FOR THE PLAN

         5.1 Subject to Section 5.5, the maximum number of shares that may be issued upon settlement of Performance Units and for which options, limited stock appreciation rights, stock appreciation rights and Restricted Stock may at any time be granted under the Plan is six million (6,000,000) shares of Common Stock, from shares held in the Company's treasury or out of authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Board of Directors, subject to, and reduced by (on a post-split basis), the number of shares of Common Stock awarded prior to the occurrence of a two-for-one stock split effected by the Company in the form of a 100% stock dividend on April 1, 1998. Any options, limited stock appreciation rights, stock appreciation rights and shares of Restricted Stock outstanding under the Plan on April 1, 1998, shall be adjusted on a two-for-one basis to reflect the stock dividend.

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El Paso Energy Corporation                                               Page 9
1995 Omnibus Compensation Plan


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         5.2 Notwithstanding the foregoing, and subject to Section 5.5, the number of shares for which Restricted Stock may be granted pursuant to Section 10 of the Plan may not exceed one million (1,000,000) shares of Common Stock, unless the granting or vesting of such Restricted Stock is in compliance with the performance-based requirements of Section 162(m) (the "Performance Restricted Stock"), subject to, and reduced by (on a post-split basis), the number of shares of Common Stock awarded prior to the occurrence of a two-for-one stock split effected by the Company in the form of a 100% stock dividend on April 1, 1998. Any shares of Restricted Stock outstanding under the Plan on April 1, 1998, shall be adjusted on a two-for-one basis to reflect the stock dividend. The grant of Performance Restricted Stock is not limited by this
Section 5.2.

         5.3 Subject to Section 5.5, the number of Performance Units which may be granted under the Plan is set at three hundred thousand (300,000) Units. Units that have been granted and are fully vested or that still may become fully vested under the terms of the Plan shall reduce the number of outstanding Units that are available for use in making future grants under the Plan.

         5.4 The maximum number of shares, as calculated in accordance with the provisions of Section 5.1, with respect to which awards under this Plan may be granted to any eligible employee in any one year shall not exceed: (a) one million (1,000,000) in the case of options (and related limited stock appreciation rights or stock appreciation rights) or issued upon settlement of Performance Units; and (b) one million (1,000,000) in the case of shares of Restricted Stock (whether or not such Restricted Stock is Performance Restricted Stock). With respect to Performance Units, the maximum Units granted to any eligible employee shall not exceed seventy-five thousand (75,000) Performance Units in any Performance Cycle. Each of the foregoing maximums shall be referred to collectively as the "Maximum Annual Employee Grant."

         5.5 In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board of Directors, upon the recommendation of the Plan Administrator, may make appropriate adjustments in the number of shares authorized for the Plan, the Maximum Annual Employee Grant and, with respect to outstanding options, limited stock appreciation rights, stock appreciation rights, and Restricted Stock, the Plan Administrator may make appropriate adjustments in the number of shares and the Option Price.


                             SECTION 6 STOCK OPTIONS

         6.1 Options may be granted to eligible employees in such number, and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan. The

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El Paso Energy Corporation                                              Page 10
1995 Omnibus Compensation Plan


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granting of an option shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such an option to a particular Participant at a particular price. Each option shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with the Plan.

         6.2 An option granted under the Plan may be either an Incentive Stock Option or a Nonqualified Option.

         6.3 Each provision of the Plan and each Incentive Stock Option granted thereunder shall be construed so that each such option shall qualify as an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded, unless the Participant agrees otherwise. The total number of shares which may be purchased upon the exercise of Incentive Stock Options granted under the Plan shall not exceed the total specified in Section 5.1. Incentive Stock Options, in addition to complying with the other provisions of the Plan relating to options generally, shall be subject to the following conditions:

         (a)      Ten Percent (10%) Stockholders

                  A Participant must not, immediately before an Incentive Stock Option is granted, own stock representing more than ten percent (10%) of the voting power or value of all classes of stock of the Company or of a Subsidiary. This requirement is waived if (i) the Option Price of the Incentive Stock Option to be granted is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the option, determined at the time the option is granted, and (ii) the option is not exercisable more than five (5) years from the date the option is granted.

         (b)      Annual Limitation

                  To the extent that the aggregate Fair Market Value (determined at the time of the grant of the option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as Nonqualified Options.

         (c)      Additional Terms

                  Any other terms and conditions which the Plan Administrator determines, upon advice of counsel, must be imposed for the option to be an Incentive Stock Option.

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El Paso Energy Corporation                                              Page 11
1995 Omnibus Compensation Plan


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         6.4 Except as otherwise provided in Section 6.3, all Incentive Stock
Options and Nonqualified Options under the Plan shall be granted subject to the following terms and conditions:

         (a)      Option Price

                  The Option Price shall be determined by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the option is granted.

         (b)      Duration of Options

                  Options shall be exercisable at such time and under such conditions as set forth in the option grant, but in no event shall any Incentive Stock Option be exercisable subsequent to the day before the tenth anniversary of the date on which the option is granted, nor shall any other option be exercisable later than the tenth anniversary of the date of its grant.

         (c)      Exercise of Options

                  Subject to Section 6.4(j), a Participant may not exercise an option until the Participant has completed one (1) year of continuous employment with the Company or any of its Subsidiaries from and including the date on which the option is granted, or such longer period as the Plan Administrator may determine in a particular case. This requirement is waived in the event of death or Permanent Disability of a Participant before such period of continuous employment is completed and may be waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator. Thereafter, shares of Common Stock covered by an option may be purchased at one time or in such installments over the balance of the option period as may be provided in the option grant. Any shares not purchased on the applicable installment date may be purchased thereafter at any time prior to the final expiration of the option. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by written notice to the Company setting forth the number of shares with respect to which the option is being exercised.

         (d)      Payment

                  The purchase price of shares purchased under options shall be paid in full to the Company upon the exercise of the option by delivery of consideration equal to the product of the Option Price and the number of shares purchased (the "Purchase Price"). Such consideration may be either (i) in cash or (ii) at the discretion of the Plan Administrator, in Common Stock already owned by the Participant for at least six (6) months, or any combination of cash and Common

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El Paso Energy Corporation                                              Page 12
1995 Omnibus Compensation Plan

         Stock. The Fair Market Value of such Common Stock as delivered shall be valued as of the day prior to delivery. The Plan Administrator can determine at the time the option is granted that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws, regulations and state corporate law), an option may also be exercised by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Purchase Price. A Participant shall have none of the rights of a stockholder until the shares of Common Stock are issued to the Participant.

                  If specifically authorized in the option grant, a Participant may elect to pay all or a portion of the Purchase Price by having shares of Common Stock with a Fair Market Value equal to all or a portion of the Purchase Price be withheld from the shares issuable to the Participant upon the exercise of the option. The Fair Market Value of such Common Stock as is withheld shall be determined as of the same day as the exercise of the option. In the event an option grant to a
         Section 16 Insider provides that the Purchase Price may be paid in whole or in part by having shares with a Fair Market Value equal to all or a portion of the Purchase Price withheld from the shares issuable to the Participant upon the exercise of the option, the following restrictions shall apply. To the extent required for compliance with Rule 16b-3, the withholding of shares issuable upon the exercise of an option to pay the Purchase Price by a Section 16 Insider must be approved by the Plan Administrator and must be made (x) pursuant to an irrevocable election made six (6) months in advance of the transaction,
         (y) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (z) otherwise in accordance with Rule 16b-3 and interpretations thereunder.

         (e)      Restrictions

                  The Plan Administrator shall determine and reflect in the option grant, with respect to each option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock which may be purchased thereunder, including, but not limited to, restrictions on the transferability of such shares acquired through the exercise of such options for such periods as the Plan Administrator may determine and, further, that in the event a Participant's employment by the Company, or a Subsidiary, terminates during the period in which such shares are nontransferable, the Participant shall be required to sell such shares back to the Company at such prices as the Plan Administrator may specify in the option.

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El Paso Energy Corporation                                              Page 13
1995 Omnibus Compensation Plan

         (f)      Nontransferability of Options

                  During a Participant's lifetime, an option may be exercisable only by the Participant. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may permit a recipient of a Nonqualified Option to designate in writing during the Participant's lifetime a Beneficiary to receive and exercise the Participant's Nonqualified Options in the event of such Participant's death (as provided in Section 6.4(i)). A designation by a Participant under the Company's Omnibus Compensation Plan dated as of January 1, 1992 (the "Predecessor Plan") shall remain in effect under the Plan for any options unless such designation is revoked or changed under the Plan. If any Participant attempts to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or suffers the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, all affected options held by such Participant shall be immediately forfeited.

         (g)      Purchase for Investment

                  The Plan Administrator shall have the right to require that each Participant or other person who shall exercise an option under the Plan, and each person into whose name shares of Common Stock shall be issued pursuant to the exercise of an option, represent and agree that any and all shares of Common Stock purchased pursuant to such option are being purchased for investment only and not with a view to the distribution or resale thereof and that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the option. This Section 6.4(g) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of shares of Common Stock as to which options may from time to time be granted as contemplated in Section 11.

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El Paso Energy Corporation                                              Page 14
1995 Omnibus Compensation Plan

         (h)      Termination of Employment

                  Upon the termination of a Participant's employment for any reason other than death or Permanent Disability, the Participant's option shall be exercisable only to the extent that it was then exercisable and, unless the term of the options expires sooner, such options shall expire according to the following schedule; provided, that the Plan Administrator may at any time determine in a particular case that specific limitations and restrictions under the Plan shall not apply:

                  (i)      Retirement

                           The option shall expire, unless exercised, thirty-six
                  (36) months after the Participant's retirement from the Company or any Subsidiary.

                  (ii)     Disability

                           The option shall expire, unless exercised, thirty-six
                  (36) months after the Participant's Permanent Disability.

                  (iii)    Termination

                           Subject to subparagraph (iv) below, the option shall
                  expire, unless exercised, thirty-six (36) months after a Participant resigns or is terminated as an employee of the Company or any of its Subsidiaries, unless the Chief Executive Officer of the Company shall have determined in a specific case that the option should expire sooner or should terminate when the Participant's employment status ceases; provided, however, that for Section 16 Insiders, such determination shall be made by the Plan Administrator.

                  (iv)     Termination Following a Change in Control

                           The option shall expire, unless exercised, thirty-six
                  (36) months after a Participant's termination of employment (other than a termination by the Company for Cause or a voluntary termination by the Participant other than for Good Reason) following a Change in Control, provided that said termination of employment occurs within two (2) years following a Change in Control.

                  (v)      All Other Terminations

                           Notwithstanding subparagraphs (iii) and (iv) above,
                  the option shall expire upon termination of employment for Cause and any option intended to qualify as an Incentive Stock Option shall expire, unless exercised, one year after the Participant's termination of employment on

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El Paso Energy Corporation                                              Page 15
1995 Omnibus Compensation Plan
                  account of disability (as defined in Section 22(e)(3) of the Code) and shall expire three (3) months after the Participant's termination of employment other than on account of death, Permanent Disability or termination for Cause, or following a Change in Control.

         (i)      Death of Participant

                  Upon the death of a Participant, whether during the Participant's period of employment or during the thirty-six (36) month period referred to in Sections 6.4(h)(i), (ii) and (iii), the option shall expire, unless the original term of the option expires sooner, twelve (12) months after the date of the Participant's death, unless the option is exercised within such twelve (12) month period by the Participant's Beneficiary, legal representatives, estate or the person or persons to whom the deceased's option rights shall have passed by will or the laws of descent and distribution; provided, that the Plan Administrator shall determine in a particular case that specific limitations and restrictions under the Plan shall not apply. Notwithstanding any other Plan provisions pertaining to the times at which options may be exercised, no option shall continue to be exercisable, pursuant to Section 6.4(h) or this Section 6.4(i), at a time that would violate the maximum duration of Section 6.4(b).

         (j)      Change in Control

                  Notwithstanding other Plan provisions pertaining to the times at which options may be exercised, all outstanding options, to the extent not then currently exercisable, shall become exercisable in full upon the occurrence of a Change in Control. In no event, however, shall any intended Incentive Stock Option, without notice to and consent of the Participant, first become exercisable, pursuant to Section 6.4(c) or this Section 6.4(j), if the result would be to cause such option, when granted, not to be treated as an Incentive Stock Option (whether by reason of the possible future violation of the annual limitation of
         Section 6.3(b) or otherwise). In addition, no option (whether or not intended to be an Incentive Stock Option) shall continue to be exercisable, pursuant to Sections 6.4(h) and 6.4(i), at a time that would violate the maximum duration of Section 6.4(b).


                       SECTION 7 STOCK APPRECIATION RIGHTS

         7.1 The Plan Administrator may grant stock appreciation rights to Participants in connection with any option granted under the Plan, either at the time of the grant of such option or at any time thereafter during the term of the option. Such stock appreciation rights shall cover the same shares covered by the options (or such lesser number of shares of Common Stock as the Plan Administrator may determine) and shall, except as provided in Section 7.3, be subject to the same terms and conditions as the

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El Paso Energy Corporation                                              Page 16
1995 Omnibus Compensation Plan
related options and such further terms and conditions not inconsistent with the Plan as shall from time to time be determined by the Plan Administrator.

         7.2 Each stock appreciation right shall entitle the holder of the related option to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Option Price per share times the number of shares covered by the option, or portion thereof, which is surrendered. Payment shall be made in shares of Common Stock valued at Fair Market Value as of the date the right is exercised, or in cash, or partly in shares and partly in cash, at the discretion of the Plan Administrator; provided, however, that payment shall be made solely in cash with respect to a stock appreciation right which is exercised within seven (7) months following a Change in Control. Notwithstanding the foregoing and to the extent required by Rule 16b-3, a payment, in whole or in part, of cash upon exercise of a stock appreciation right by a Section 16 Insider may be made only if the Plan Administrator approves such election to receive cash and the right is exercised during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised. The value of any fractional shares shall be paid in cash.

         7.3 Stock appreciation rights are subject to the following restrictions:

                  (a) Each stock appreciation right shall be exercisable at such time or times as the option to which it relates shall be exercisable, or at such other times as the Plan Administrator may determine; provided, however, that such right shall not be exercisable until the Participant shall have completed a six (6) month period of continuous employment with the Company or any of its Subsidiaries immediately following the date on which the stock appreciation right is granted. In the event of death or Permanent Disability of a Participant during employment but before the Participant has completed such period of continuous employment, such stock appreciation right shall be exercisable; but only within the period specified in the related option. In the event of a Change in Control, the requirement that a Participant shall have completed a six (6) month period of continuous employment is waived with respect to a Participant who is employed by the Company at the time of the Change in Control but who, within the six (6) month period, voluntarily terminates employment for Good Reason or is terminated by the Company other than for Cause. Notwithstanding the foregoing, a stock appreciation right may not be exercised for cash by a Section 16 Insider under any circumstances until the expiration of the six (6) month period required under Rule 16b-3.

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El Paso Energy Corporation                                              Page 17
1995 Omnibus Compensation Plan

                  (b) Except in the event of a Change in Control, the Plan Administrator in its sole discretion may approve or deny in whole or in part a request to exercise a stock appreciation right. Denial or approval of such request shall not require a subsequent request to be similarly treated by the Plan Administrator.

                  (c) The right of a Participant to exercise a stock appreciation right shall be canceled if and to the extent the related option is exercised. To the extent that a stock appreciation right is exercised, the related option shall be deemed to have been surrendered unexercised and canceled.

                  (d) A holder of stock appreciation rights shall have none of the rights of a stockholder until shares of Common Stock, if any, are issued to such holder pursuant to such holder's exercise of such rights.

                  (e) The acquisition of Common Stock pursuant to the exercise of a stock appreciation right shall be subject to the same restrictions as would apply to the acquisition of Common Stock acquired upon acquisition of the related option, as set forth in Section 6.4.


                   SECTION 8 LIMITED STOCK APPRECIATION RIGHTS

         8.1 The Plan Administrator may grant limited stock appreciation rights to Participants in connection with any options granted under the Plan, either at the time of the grant of such option or at any time thereafter during the term of the option. Such limited stock appreciation rights shall cover the same shares covered by the options (or such lesser number of shares of Common Stock as the Plan Administrator may determine) and shall, except as provided in
Section 8.3, be subject to the same terms and conditions as the related options and such further terms and conditions not inconsistent with the Plan as shall from time to time be determined by the Plan Administrator.

         8.2 Each limited stock appreciation right shall entitle the holder of the related option to surrender to the Company the unexercised portion of the related option and to receive from the Company in exchange therefor an amount in cash equal to the excess of the Fair Market Value of one (1) share of Common Stock on the date the right is exercised over the Option Price per share times the number of shares covered by the option, or portion thereof, which is surrendered.

         8.3 Limited stock appreciation rights are subject to the following restrictions:

                  (a) Each limited stock appreciation right shall be exercisable in full for a period of seven (7) months following the date of a Change in Control regardless of whether the holder is employed by the Company or any of its Subsidiaries on the date the right is exercised; provided, however, that limited stock appreciation rights may not be exercised under any circumstances until the expiration of the six (6) month period required under Rule 16b-3. Limited stock appreciation rights

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El Paso Energy Corporation                                              Page 18
1995 Omnibus Compensation Plan
         shall be exercisable only to the same extent and subject to the same conditions as the options related thereto are exercisable, as provided in Section 6.4(j).

                  (b) The right of a Participant to exercise a limited stock appreciation right shall be canceled if and to the extent the related option is exercised. To the extent that a limited stock appreciation right is exercised, the related option shall be deemed to have been surrendered unexercised and canceled.


                           SECTION 9 PERFORMANCE UNITS

9.1   GRANTS OF UNITS

         Subject to the Maximum Annual Employee Grant, Units may be granted to Participants in such number as the Plan Administrator shall determine, taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company or its Subsidiaries, their compensation provided by other incentive plans, their salaries, and such other factors as the Plan Administrator shall deem appropriate. Normally, Units will be granted only at the beginning of each Performance Cycle except in cases where a prorated grant may be made in mid-cycle to a newly eligible Participant or a Participant whose job responsibilities have significantly changed during the cycle.

9.2   NOTICE TO PARTICIPANTS

         The Plan Administrator shall notify each Participant in writing of the grant of Units to the Participant. Such notice shall set forth the Total Shareholder Return requirements, vesting schedule and such other terms and conditions applicable to such Units.

9.3   VESTING

         (a)      Vesting Schedule

                  The Plan Administrator shall adopt a vesting schedule for each year of a Performance Cycle. Vesting of Units for each year may (i) occur automatically after a Participant has completed the specified period of continuous employment with the Company or any of its Subsidiaries from the date of grant of such Units, (ii) be contingent upon attaining certain levels of Total Shareholder Return for the year in which the Units are eligible to vest, or (iii) occur at such other times or subject to such other criteria as the Plan Administrator may determine. The Plan Administrator may, in its discretion, alter the vesting guidelines in the event of unusual circumstances provided that to the extent applicable any such discretion shall be exercised in a manner consistent with Section 162(m). Vesting of Units with respect to Participants who begin participation or receive an additional grant

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El Paso Energy Corporation                                              Page 19
1995 Omnibus Compensation Plan
         of Units during the Performance Cycle will be determined by the Plan Administrator at the time of grant.

         (b)      Change in Control

         Notwithstanding the foregoing vesting provisions, all unvested Units shall become fully vested on a pro rata basis measured in the nearest whole year between (i) the date of grant and (ii) the date of a Change in Control. In the event of termination of the Participant's employment within two (2) years following a Change in Control but subsequent to the Change in Control, for any reason other than (i) the Participant's death, (ii) the Participant's Permanent Disability, (iii) Cause, or (iv) by the Participant without Good Reason, all unvested Units shall become fully vested on a pro rata basis measured in the nearest whole year between (i) the date of a Change in Control and (ii) the Participant's termination.

9.4   VALUATION OF PERFORMANCE UNITS

         All Performance Units granted to Participants under the Plan shall be valued as follows:

         (a)      Initial and Continuing Value

                  Each Performance Unit shall have an initial value of one hundred dollars ($100) as of the date of the grant of Performance Units. Except where the Adjusted Value of Performance Units is determined as provided under Section 9.4(b), each Performance Unit shall continue to have a dollar value of one hundred dollars ($100) on each date subsequent to the date of grant of the Performance Unit.

         (b)      Adjusted Value

                  The determination of the Adjusted Value of Performance Units for benefit payments under Sections 9.5(b)(i) and 9.5(b)(ii) as of any relevant Valuation Date shall be made based on the Company's Performance Ranking Position for the applicable Performance Cycle compared to the Performance Ranking Position of the Performance Peer Group, based on the following schedule:

                  Company's Performance                       Adjusted
                    Ranking Position                           Value
                  ---------------------                       --------
                      1st Quartile                              $150
                      2nd Quartile                               100
                      3rd Quartile                                50
                      4th Quartile                                 0

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El Paso Energy Corporation                                              Page 20
1995 Omnibus Compensation Plan

9.5   ENTITLEMENT TO PAYMENT

         (a)      Performance Certification

                  The Plan Administrator shall certify in writing, prior to payment of the Performance Units pursuant to this Section 9.5, the Company's Performance Ranking Position. In no event will an award be payable under this Section 9 if the Company's Performance Ranking Position is in the fourth (4th) quartile.

         (b)      Eligibility for Benefit Payments

                  Benefit payments with respect to vested Performance Units shall be paid under the following circumstances:

                  (i)      Primary  Benefit Payment

                           Upon the expiration of each Performance Cycle, all
                  uncanceled Performance Units granted with respect to such Performance Cycle shall vest and benefit payments with respect to such Performance Units shall become payable. A Participant who has remained an employee continuously from the date of the grant of the Performance Units for a Performance Cycle through the last day of such Performance Cycle shall be eligible to receive a benefit payment equal to the Adjusted Value, as provided for in Section 9.4(b), of the Performance Units (the "Primary Benefit") with respect to and as of the close of such Performance Cycle. The Valuation Date for determining such Adjusted Value shall be established by the Plan Administrator at the time the Performance Units are granted. The amount of any benefit payment payable with respect to Performance Units shall be reduced by the amount of any interim benefit payments made pursuant to Section 9.5(b)(ii) with respect to such Performance Units. If the interim benefit payments exceed the Primary Benefit, no payment shall be made.

                  (ii)     Interim Benefit Payments

                           The Plan Administrator may in its sole discretion
                  provide for an interim benefit payment to be made to a Participant with respect to Performance Units granted for any particular Performance Cycle. The right to any interim benefit payment shall be set forth in the grant of Performance Units to a Participant and must establish the terms and conditions of such interim benefit payment (including the Company's Total Shareholder Return which must be attained during such Performance Period). An interim benefit payment may be provided for after the second year of a Performance Cycle. The interim benefit payment shall be based upon the Adjusted Value of the Performance Units, as provided for in

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El Paso Energy Corporation                                              Page 21
1995 Omnibus Compensation Plan

                  Section 9.4(b) for the period up to the date of the interim payment valuation, and the amount of any such payment shall not exceed fifty percent (50%) of such Adjusted Value for the Performance Units which are vested at the end of the second year; provided, however, that such interim payment will be made only if the Company's Performance Ranking Position is in the first (1st) or second (2nd) quartile. The Valuation Date for determining such Adjusted Value shall be set forth in the grant of Performance Units. The Performance Units which are valued for the interim benefit payment shall also be valued in accordance with Section 9.5(b)(i) or Section 9.7 if applicable, to determine what, if any, additional value the Participant may be entitled to. Interim benefit payments shall be made to those Participants who have remained employees continuously from the date of the grant of the applicable Performance Units until the date of the interim benefit payment relating to such Performance Units. The amount of any benefit payment payable with respect to Performance Units pursuant to Sections 9.5(b)(i) and 9.5(d) shall be reduced by the amount of any interim benefit payment made pursuant to this Section 9.5(b)(ii), but not below zero.

         (c)      Form of Payment

                  A Participant or a Participant's Beneficiary shall be entitled to receive from the Company a benefit payment as provided pursuant to Sections 9.5(b)(i) or 9.5(b)(ii), as applicable, equal to the product of the Adjusted Value and the number of vested Units of a Participant. Such payment shall be made as soon as practicable following the applicable Valuation Date in accordance with this Section 9.5(c).

                  Except as provided in Sections 9.5(d) and 9.7, benefit payments made to a Participant pursuant to this Section 9, shall be made as follows:

                  (i) Participants employed by the Company holding the position of Chairman of the Board, President or Chief Executive Officer and Participants employed by Company Subsidiaries holding equivalent positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

                           (A) 50% (fifty percent) in cash and
                           (B) 50% (fifty percent) in Common Stock.

                  (ii) Participants employed by the Company holding the position of Vice Chairman of the Board, Chief Operating Officer, or Executive Vice President and Participants employed by Company Subsidiaries holding equivalent positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

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El Paso Energy Corporation                                              Page 22
1995 Omnibus Compensation Plan

                           (A) 60% (sixty percent) in cash and
                           (B) 40% (forty percent) in Common Stock.

                  (iii) Participants employed by the Company holding the position of Senior Vice President and Participants employed by Company Subsidiaries holding equivalent positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

                           (A) 75% (seventy-five percent) in cash and
                           (B) 25% (twenty-five percent) in Common Stock.


         (d)      Retirement, Death, Disability or Termination of Employment

                  Participants (or their Beneficiaries in the case of their deaths) who have retired, died, become Permanently Disabled, or who have terminated their employment, prior to the end of a Performance Cycle shall not be entitled to receive payment from the Company or its Subsidiaries for any Units which were not vested as of the time such Participants ceased active employment with the Company or its Subsidiaries. Notwithstanding Section 9.5(c), such Participants (or their Beneficiaries in the case of their deaths) will be entitled to receive a cash payment for vested Units in accordance with Section 9.5(b)(i). No payments shall be made to such Participants (or Beneficiaries) pursuant to Section 9.5(b)(ii).

9.6   DEFERRED PAYMENT

         Prior to the time that Units first vest pursuant to Section 9.3, the Participant may, subject to the consent of the Management Committee and in accordance with procedures that the Management Committee has approved, elect to have all or a portion (subject to a $1,000 minimum) of the lump-sum cash payment payable pursuant to Section 9.5(c) with respect to such vested Units deferred according to the terms and conditions of the Company's Deferred Compensation Plan.

9.7   ACCELERATION OF PAYMENT DUE TO CHANGE IN CONTROL

         Upon a Change in Control, the current Performance Cycle shall immediately end and all vested Units (including Units that vest pursuant to Section 9.3(b)) shall be paid in cash to Participants based on a value of one hundred fifty dollars ($150) per Unit. This payment will be reduced to reflect any interim benefit payments made in accordance with Section 9.5(b)(ii) and shall be made (i) in a lump sum in cash that is in lieu of any otherwise applicable form and time of payment under the Plan and (ii) within ten (10) days after the Change in Control.

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El Paso Energy Corporation                                              Page 23
1995 Omnibus Compensation Plan

9.8   UNFUNDED OBLIGATION

         Any amounts (deferred or otherwise) to be paid to Participants pursuant to the Plan are unfunded obligations. Neither the Company nor any Subsidiary is required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to this obligation. Beneficial ownership of any investments, including trust investments which the Company may make to fulfill this obligation, shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or a fiduciary relationship between the Plan Administrator, the Management Committee, the Company or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's Beneficiary or the Participant's creditors in any assets of the Company or its Subsidiaries whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

9.9   DESIGNATION OF BENEFICIARY

         The designation of a Beneficiary shall be on a form provided by the Management Committee, executed by the Participant (with the consent of the Participant's spouse, if required by the Management Committee for reasons of community property or otherwise), and delivered to the Management Committee. A Participant may change his or her Beneficiary designation at any time. A designation by a Participant under the Predecessor Plan shall remain in effect under the Plan for any Performance Units unless such designation is revoked or changed under the Plan. If no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of a Participant's account is paid, the balance shall be paid to the Participant's spouse, or if there is no surviving spouse, to the Participant's lineal descendants, pro rata, or if there is no surviving spouse or any lineal descendant, to the Participant's estate. Notwithstanding the foregoing, however, a Participant's Beneficiary shall be determined under applicable state law if such state law does not recognize Beneficiary designations under plans of this sort and is not preempted by laws which recognize the provisions of this Section 9.9.


                           SECTION 10 RESTRICTED STOCK

         10.1 Subject to Sections 5.2 and 5.4, Restricted Stock (including Performance Restricted Stock) may be granted to Participants in such number and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan. The granting of Restricted Stock shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such Restricted Stock to a particular Participant. Each grant shall be evidenced by a written instrument delivered by

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


or on behalf of the Company containing provisions not inconsistent with the Plan. The Participant receiving a grant of Restricted Stock shall be recorded as a stockholder of the Company. Each Participant who receives a grant of Restricted Stock shall have all the rights of a stockholder with respect to such shares (except as provided in the restrictions on transferability), including the right to vote the shares and receive dividends and other distributions; provided, however, that no Participant awarded Restricted Stock shall have any right as a stockholder with respect to any shares subject to the Participant's Restricted Stock grant prior to the date of issuance to the Participant of a certificate or certificates for such shares.

         10.2 Notwithstanding any other provision to the contrary in this
Section 10, before Performance Restricted Stock can be granted or vested, as applicable, the Plan Administrator shall:

         (a) Determine the Performance Goals applicable to the particular Performance Period; and

         (b) Certify in writing that such Performance Goals for a particular Performance Period have been attained.

         10.3 A grant of Restricted Stock shall entitle a Participant to receive, on the date or dates designated by the Plan Administrator, upon payment to the Company of the par value of the Common Stock in a manner determined by the Plan Administrator, the number of shares of Common Stock selected by the Plan Administrator. The Plan Administrator may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period (as defined in Section 10.4) expires or until restrictions thereon otherwise lapse, and may require, as a condition of any issuance of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the shares of Restricted Stock.

         10.4 During a period of years following the date of grant, as determined by the Plan Administrator, which shall in no event be less than one
(1) year (the "Restriction Period"), the Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the recipient, except in the event of death or Permanent Disability, the transfer to the Company as provided under the Plan or the Plan Administrator's waiver or modification of such restrictions in the agreement evidencing the grant of Restricted Stock, or by resolution of the Plan Administrator adopted at any time.

         10.5 Except as provided in Section 10.6 or 10.7, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant to the Company. In addition, in the event of any attempt by the Participant to

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


sell, exchange, transfer, pledge or otherwise dispose of shares of Restricted Stock in violation of the terms of the Plan, such shares shall be forfeited to the Company.

         10.6 The Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Stock shall lapse, upon the Participant's death or Permanent Disability or any termination of employment determined by the Plan Administrator to end the Restriction Period.

         10.7 The Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Stock shall terminate immediately upon a Change in Control.

         10.8 When the restrictions imposed by Section 10.4 expire or otherwise lapse with respect to one or more shares of Restricted Stock, the Company shall deliver to the Participant (or the Participant's legal representative, Beneficiary or heir) one (1) share of Common Stock for each share of Restricted Stock. At that time, the agreement referred to in Section 10.1, as it relates to such shares, shall be terminated.

         10.9 Subject to Section 10.3 (and Section 10.2 in the case of Performance Restricted Stock), a Participant entitled to receive Restricted Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.


                   SECTION 11 REGULATORY APPROVALS AND LISTING

         11.1 The Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of an option or a stock appreciation right granted under the Plan, with respect to a grant of Restricted Stock or Common Stock awarded as payment of vested Units prior to:

                  (a) obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;

                  (b) listing of such shares on any stock exchange on which the Common Stock may then be listed; or

                  (c) completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

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1995 Omnibus Compensation Plan

         All certificates for shares of Common Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or State securities laws, and the Plan Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Plan Administrator determines that application of such provisions as no longer required or desirable. In making such determination, the Plan Administrator may rely upon an opinion of counsel for the Company.


                   SECTION 12 EFFECTIVE DATE AND TERM OF PLAN

         The Plan was originally adopted by the Board effective as of January 13, 1995, and approved by the Company's stockholders on March 16, 1995. The Board amended and restated the Plan effective as of August 1, 1998, in connection with the reorganization of the Company into a holding company structure whereby El Paso Energy Corporation became the publicly held company and El Paso Natural Gas Company became a wholly owned subsidiary. This Plan was assumed by El Paso Energy Corporation pursuant to an Assignment and Assumption Agreement effective as of August 1, 1998, by and between El Paso Energy Corporation and El Paso Natural Gas Company. Options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Units may be granted pursuant to the Plan from time to time within the period commencing upon adoption of the Plan by the Board of Directors and ending ten (10) years after the earlier of such adoption and the approval of the Plan by the stockholders. Options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Units theretofore granted may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto and to shares of Common Stock acquired thereunder. To the extent required for compliance with Rule 16b-3, shares of Common Stock underlying options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Common Stock granted, subject to stockholder approval of the Plan, to Section 16 Insiders may not be sold until a date at least six (6) months after the date such stockholder approval is obtained, and stock appreciation rights that are granted subject to stockholder approval of the Plan to Section 16 Insiders may not be exercised for cash until a date at least six
(6) months after the date such stockholder approval is obtained.

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1995 Omnibus Compensation Plan

                          SECTION 13 GENERAL PROVISIONS

         13.1 Nothing contained in the Plan, or in any option, limited stock appreciation right, stock appreciation right, Restricted Stock or Performance Unit granted pursuant to the Plan, shall confer upon any employee any right with respect to continuance of employment by the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of such employee at any time with or without assigning any reason therefor.

         13.2 Grants, vesting or payment of stock options, limited stock appreciation rights, stock appreciation rights, Restricted Stock or Performance Units shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or its Subsidiaries, or required by law or by contractual obligations of the Company or its Subsidiaries.

         13.3 The right of a Participant or Beneficiary to the payment of any compensation under the Plan may not be assigned, transferred, pledged or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

         13.4 Leaves of absence for such periods and purposes conforming to the personnel policy of the Company, or of its Subsidiaries, as applicable, shall not be deemed terminations or interruptions of employment, unless a Participant commences a leave of absence from which he or she is not expected to return to active employment with the Company or its Subsidiaries. The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first ninety (90) days of such leave unless the Participant's reemployment rights are guaranteed by statute or contract.

         13.5 In the event a Participant is transferred from the Company to a Subsidiary, or vice versa, or is promoted or given different responsibilities, the stock options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Units granted to the Participant prior to such date shall not be affected.

         13.6 The Plan shall be construed and governed in accordance with the laws of the State of Texas, except that it shall be construed and governed in accordance with applicable federal law in the event that such federal law preempts state law.

         13.7 Appropriate provision shall be made for all taxes required to be withheld in connection with the exercise, grant or other taxable event with respect to options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Units under the applicable laws or regulations of any governmental authority, whether federal, state or local and whether domestic or foreign. Unless otherwise provided in the grant, a Participant is permitted to deliver shares of Common

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


Stock (including shares acquired pursuant to the exercise of an option or stock appreciation right other than the option or stock appreciation right currently being exercised, to the extent permitted by applicable regulations) for payment of withholding taxes on the exercise of an option, stock appreciation right, or limited stock appreciation right, upon the grant or vesting of Restricted Stock or upon the payout of Performance Units. At the election of the Plan Administrator or, subject to approval of the Plan Administrator at its sole discretion, at the election of a Participant, shares of Common Stock may be withheld from the shares issuable to the Participant upon the exercise of an option or stock appreciation right, upon the vesting of the Restricted Stock or upon the payout of Performance Units to satisfy tax withholding obligations. The Fair Market Value of Common Stock as delivered pursuant to this Section 13.7 shall be valued as of the day prior to delivery, and shall be calculated in accordance with Section 2.9. The withholding of shares of Common Stock to pay tax obligations in connection with the exercise of an option or stock appreciation right, the vesting of Restricted Stock or the payout of Performance Units by a Section 16 Insider must be approved by the Plan Administrator and must occur (i) pursuant to an irrevocable election made six (6) months in advance of the transaction, (ii) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (iii) otherwise in accordance with the provisions of Rule 16b-3 and interpretations thereunder. In the event Rule 16b-3 is amended or interpreted to permit shares of Common Stock to be withheld to pay tax obligations outside the periods described in clause (i) or (ii) of the preceding sentence, or without Plan Administrator approval, the Plan Administrator may determine that such provisions shall no longer apply to
Section 16 Insiders.

         Any Participant that makes a Section 83(b) election under the Code shall, within ten (10) days of making such election, notify the Company in writing of such election and shall provide the Company with a copy of such election form filed with the Internal Revenue Service.

         Tax advice should be obtained by the Participant prior to the Participant's (i) entering into any transaction under or with respect to the Plan, (ii) designating or choosing the times of distributions under the Plan, or
(iii) disposing of any shares of Common Stock issued under the Plan.


            SECTION 14 COMPLIANCE WITH RULE 16b-3 AND SECTION 162(m)

         The Company's intention is that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, with respect to awards granted to or held by Section 16 Insiders, the Plan shall comply in all respects with Rule 16b-3 and Section 162(m) and, if any Plan provision is later found not to be in compliance with Rule 16b-3 or Section 162(m), that provision shall be deemed modified as necessary to meet the requirements of Rule 16b-3 and Section 162(m).

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1995 Omnibus Compensation Plan

Notwithstanding the foregoing, and subject to Section 5.2, the Plan Administrator may grant or vest Restricted Stock that may not be in compliance with Section 162(m).

         Notwithstanding anything in the Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are
Section 16 Insiders without so restricting, limiting or conditioning the Plan with respect to other Participants.


               SECTION 15 AMENDMENT, TERMINATION OR DISCONTINUANCE
                                   OF THE PLAN

         15.1 Subject to the Board of Directors and Section 15.2, the Plan Administrator may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the stockholders of the Company, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in Section 11; provided, however, that no change in any option, limited stock appreciation right, stock appreciation right, Restricted Stock or Performance Unit theretofore granted may be made without the consent of the Participant which would impair the right of the Participant to acquire or retain Common Stock or cash that the Participant may have acquired as a result of the Plan.

         15.2 To the extent required for compliance with applicable law or regulation, including Rule 16b-3 and Section 162(m), the Plan Administrator and the Board of Directors may not amend the Plan without the approval of the stockholders of the Company to

                  (a) materially increase the number of shares, rights or Units that may be issued under the Plan to Section 16 Insiders;

                  (b) with respect to Incentive Stock Options and any related stock appreciation rights (whether limited or not), change the description of the Participants or class of participants eligible for participation in the Plan, or, with respect to all other grants under the Plan, materially modify the requirements as to eligibility for participation in the Plan to add a class of Section 16 Insiders; or

                  (c) otherwise materially increase the benefits accruing to the Participants under the Plan.

         15.3 Grants of Performance Restricted Stock and Performance Units shall not be made under this Plan unless the material terms, as defined by Section 162(m), of the Performance Goal(s) under which an award is to be paid have been disclosed and subsequently approved by the Company's stockholders in accordance with Section 162(m).

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1995 Omnibus Compensation Plan

         15.4 The Board of Directors may at any time suspend the operation of or terminate the Plan with respect to any shares of Common Stock, rights or Performance Units which are not at that time subject to option, limited stock appreciation right, stock appreciation right or grant of Restricted Stock, or with respect to any Performance Units not yet granted under Section 9.


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1995 Omnibus Compensation Plan

         IN WITNESS WHEREOF, the Company has caused the Plan to be amended and restated effective as of August 1, 1998.


                                     EL PASO ENERGY CORPORATION


                                     By  /s/ JOEL RICHARDS III
                                         ----------------------------
                                     Title:   Executive Vice President


ATTEST:


By  /s/ DAVID L. SIDDALL
    ---------------------
Title:   Corporate Secretary

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El Paso Energy Corporation                                              Page 32
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